                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form S-8 relating to the 2005 General Share and Incentive Plan of Shamir
Optical Industry Ltd. of our report dated June 26, 2007, with respect to the consolidated financial statements of Shamir Optical Industry Ltd., included in its Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on June 26, 2007.

                                           /s/ KOST FORER GABBAY & KASIERER
                                           --------------------------------
Tel-Aviv Israel                              KOST FORER GABBAY & KASIERER
September 9, 2007                          A Member of Ernst & Young Global